UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Valley National Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 6, 2007

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Valley National Bancorp to be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 11, 2007 at 2:00 p.m. to vote on two proposals described in The Notice of Annual Meeting of Shareholders and Proxy Statement.

The primary business of the meeting will be to vote upon the election of Directors for the coming year and to ratify the appointment of Ernst & Young as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Whether or not you plan to attend the meeting, your vote is important and we strongly encourage your participation. Please execute and return the enclosed proxy in the envelope provided or submit your proxy by telephone or the internet as instructed on the enclosed proxy card.

Sincerely,

Gerald H. Lipkin

Chairman, President and

Chief Executive Officer

Enclosure

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 11, 2007

To Our Shareholders:

The annual meeting of shareholders of Valley National Bancorp (“Valley”) will be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 11, 2007 at 2:00 p.m. to vote on these proposals:

1. To elect 14 directors.

2. To ratify the appointment of Ernst & Young as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Shareholders of record at the close of business on February 16, 2007 are entitled to notice of and to vote at the meeting. Whether or not you plan to attend the meeting, please execute and return the enclosed proxy in the envelope provided or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card.

By Order of the Board of Directors

Gerald H. Lipkin
Chairman, President and
Chief Executive Officer

March 6, 2007

Valley National Bancorp

2007 Proxy Statement

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

PROXY STATEMENT

GENERAL PROXY STATEMENT INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley” or the “Company”) for use at Valley’s 2007 annual meeting of shareholders and at any adjournment of the meeting. You are cordially invited to attend the meeting, which will be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 11, 2007 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on or about March 6, 2007.

Shareholders Entitled to Vote

The record date for the meeting is February 16, 2007. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

On the record date there were 115,198,589 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Multiple Copies of Valley’s Annual Report and Proxy Statement

When more than one holder of Valley common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

Valley will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of Valley’s annual report and proxy statement, you may call or write Dianne M. Grenz, Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com. You may also access a copy of Valley’s annual report and proxy statement on Valley’s website, www.valleynationalbank.com.

You may also contact Ms. Grenz at the address or telephone number above if you are a shareholder of record of Valley and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of Valley’s annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of Valley’s annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Valley National Bancorp

2007 Proxy Statement

Proxies and Voting Procedures

Your vote is important and you are encouraged to vote your shares promptly.

Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is, FOR the election of the 14 nominees for director named in this proxy statement unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised, and FOR the ratification of the appointment of Ernst & Young as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

If any other matters are properly presented at the meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment. As of the date of this proxy statement we did not anticipate that any other matters would be raised at the meeting.

We are offering you three alternative ways to vote your shares.

To Vote by Mail

To vote your proxy by mail, please sign, date, and mail your proxy card in the envelope provided as soon as possible.

To Vote by Telephone (Touch-Tone Phone Only)

If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Internet

If you wish to vote using the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled “Voting in Person; Revoking Your Proxy.”

If you are a participant in Valley’s dividend reinvestment plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by Internet.

If you are an employee or former employee of Valley, and participate in Valley’s Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature—“KSOP”), you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the KSOP and do not vote, the plan trustee will vote the plan shares in the same proportion as shares for which instructions were received under the plan. The plan trustee will also vote the unvoted shares in the same proportion as shares for which instructions were received under the plan. Therefore, if you are a participant in the KSOP and vote your shares, the trustee will use your vote when determining the correct proportion.

Voting in Person; Revoking Your Proxy

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the Internet. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supersede any prior votes.

Valley National Bancorp

2007 Proxy Statement

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the meeting. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the meeting.

Ratification of the appointment of Ernst & Young as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2007, requires the favorable vote of a majority of the votes cast. Thus, an abstention or a broker non-vote will have no effect on the outcome.

Method and Cost of Proxy Solicitation

This proxy solicitation is being made by Valley’s Board of Directors and Valley will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of Valley in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of Valley common stock.

Valley National Bancorp

2007 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS

DIRECTOR INFORMATION

Under Valley’s by-laws, the Board of Directors fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The Board has fixed the number of directors at 14.

The persons named on the proxy card intend to vote the proxies FOR the election of the 14 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

Each candidate for director has been nominated to serve a one-year term until Valley’s 2008 annual meeting and thereafter until the person’s successor has been duly elected and qualified. The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ position with Valley (if any), the principal occupation or employment of each nominee for the past five years, any other directorships held by the nominee with companies registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act and the period during which each nominee has served as a director of Valley. The nominees’ prior service as directors includes prior service as directors of Valley National Bank (the “Bank”) prior to the formation of the holding company.

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Andrew B. Abramson, 53	President and Chief Executive Officer, Value Companies, Inc. (real estate development and property management firm)	1994

Pamela R. Bronander, 50	Vice President, KMC Mechanical, Inc. (mechanical contractor)	1993

Eric P. Edelstein, 57	Executive Vice President and Chief Financial Officer, Griffon Corporation (manufacturer and developer of variety of products); former Managing Partner-Business Consulting National Practices of Arthur Andersen LLP	2003

Mary J. Steele Guilfoile, 52	Chairman of MG Advisors, Inc. (privately owned financial services merger and acquisition advisory and consulting firm); former Executive Vice President and Chief Administrative Officer of J. P. Morgan Chase & Co.; former Partner, Chief Financial Officer and Chief Operating Officer of The Beacon Group, LLC (private equity, strategic advisory and wealth management partnership); Partner, The Beacon Group, a private investment group; CPA	2003

H. Dale Hemmerdinger, 62	President of The Hemmerdinger Corporation (a commercial and residential real estate ownership and development company) and Chairman of Atlas Real Estate Funds, Inc.	2003

Graham O. Jones, 62*	Attorney, Jones & Jones	1997

Walter H. Jones, III, 64*	Former Chairman of the Board of Hoke, Inc., its affiliates and subsidiaries (manufacturer of precision fluid control products)	1997

Gerald Korde, 63	President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company)	1989

Michael L. LaRusso, 61	Financial Consultant; Former Executive Vice President and Director of Corporate Monitoring Group-Union Bank of California	2004

Valley National Bancorp

2007 Proxy Statement

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Gerald H. Lipkin, 66 Chairman of the Board, President and Chief Executive Officer	Chairman of the Board, President and Chief Executive Officer of Valley National Bancorp and Valley National Bank	1986

Robinson Markel, 72	Member of the law firm of Katten Muchin Rosenman LLP (formerly KMZ Rosenman) since February 1998; former Director of Merchants New York Bancorp, Inc. and The Merchants Bank of New York	2001

Robert E. McEntee, 74	Management Consultant; CPA	1979

Richard S. Miller, 72	President, Williams, Caliri, Miller & Otley, A Professional Corporation (law firm); former Director of Ramapo Financial Corporation and The Ramapo Bank	1999

Barnett Rukin, 66	Chief Executive Officer, SLX Capital Management (asset manager); former Senior Vice President and Regional Chief Executive Officer, Northeast Region, Coach USA (bus company); former Chairman and Chief Executive Officer, Hudson Transit Lines, Inc. (operator of Short Line Bus Company)	1991

*	Walter H. Jones, III and Graham O. Jones are brothers.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS.

Directors will be elected by a plurality of the votes cast at the meeting.

Valley National Bancorp

2007 Proxy Statement

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Risk Committee of the Board has appointed Ernst & Young (“E & Y”) as Valley’s independent registered public accounting firm for the fiscal year ending December 31, 2007. If the shareholders do not ratify the selection, the Audit and Risk Committee will reconsider whether or not to retain E & Y, but may retain such independent registered public accountants. E & Y has advised Valley that one or more of its representatives will be present at the annual meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

Ernst & Young, independent registered public accounting firm, audited the books and records of Valley for the years ended December 31, 2006 and 2005.

The fees billed for services rendered for Valley by its independent accountants for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees	$641,100	$586,500
Audit-related fees	52,900	190,100
Tax fees	—	52,000
All other fees	—	54,436

	$694,000	$883,036

“Audit Fees” include the fees associated with an assessment of Valley’s internal control over financial reporting integrated with the audit of Valley’s financial statements. “Audit-Related Fees” include fees paid for benefit plan audits and other attestation services not directly related to the audit of Valley’s consolidated financial statements. “Tax Fees” include fees paid for income tax return review.

In 2003, the Audit and Risk Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to Valley. The policy requires that all services to be performed by Ernst & Young LLP, Valley’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit and Risk Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit and Risk Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and the Audit and Risk Committee pre-approved all audit, audit-related and non-audit services performed by Ernst & Young LLP during fiscal 2006.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 2

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG AS VALLEY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2007.

Ratification of the appointment of Ernst & Young requires the favorable vote of a majority of the votes cast.

Valley National Bancorp

2007 Proxy Statement

CORPORATE GOVERNANCE

GENERAL

The business and affairs of Valley are managed under the direction of the Board of Directors. Members of the Board are kept informed of Valley's business through discussions with the Chairman and Valley’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about Valley and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also served as directors of Valley's subsidiary bank, Valley National Bank, during 2006. It is the Company’s policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. Last year, all directors then serving attended Valley’s annual meeting.

Valley’s Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance practices, which the Board and senior management believe promote this purpose. We periodically review these governance practices, the rules and listing standards of the NYSE and SEC regulations.

DIRECTOR INDEPENDENCE

The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit and Risk Committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit and Risk Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.

Valley’s independent directors are: Andrew B. Abramson, Pamela R. Bronander, Eric P. Edelstein, H. Dale Hemmerdinger, Walter H. Jones, III, Gerald Korde, Michael L. LaRusso, Robinson Markel, Robert E. McEntee, Richard S. Miller, and Barnett Rukin.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Valley fall within these categories is independent:

•

A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss;

•

A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president;

•

Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

•

Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

Valley National Bancorp

2007 Proxy Statement

•

Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $60,000 or 5% of the gross revenues of the business.

Independence

The Board considered the following categories of items for each director it determined was independent:

Name	Loans*	Trust Services / Asset Under Management	Banking Relationship with VNB	Professional Services to Valley	Commercial Relationship
Andrew B. Abramson	Commercial and Personal	Trust Services	Checking, Savings, Certificate of Deposit
Pamela R. Bronander	Commercial and Personal line of credit, Home Equity		Checking, Savings, Certificate of Deposit
Eric P. Edelstein	Residential Mortgage		Checking
H. Dale Hemmerdinger	Commercial and Personal		Checking, Savings		Partnership that leases property to VNB
Walter H. Jones, III	Commercial Line of Credit	Trust and Asset Under Management	Checking, Certificate of Deposit	Brother provides legal services to Valley
Gerald Korde	Commercial, Commercial and Personal Line of Credit	Trust Services	Checking, Money Market
Michael L. LaRusso	Mortgage, Home Equity		Checking, Money Market, Safekeeping
Robinson Markel			Checking	Legal
Robert E. McEntee	Mortgage, Home Equity line of credit, Personal		Checking, Money Market
Richard S. Miller			Checking, Savings	Legal
Barnett Rukin	Commercial and home mortgages, Line of credit		Checking, Safe Deposit Box

*	In compliance with Regulation O .

Executive Sessions of Non-Management Directors

Valley’s Corporate Governance Guidelines require the Board to provide for regular executive sessions including only non-management directors. At least once a year, the Board holds an executive session including only independent directors. Valley’s Board has chosen to rotate the presiding director for each meeting among the respective chairmen of the Audit and Risk, Compensation and Human Resources and Nominating and Corporate Governance Committees.

Valley National Bancorp

2007 Proxy Statement

Shareholder and Interested Parties Communications with Directors

The Board of Directors has established the following procedures for shareholder or interested party communications with the Board of Directors:

•

Shareholders or interested parties wishing to communicate with the Board of Directors should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, at 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•

The Corporate Secretary will forward such communication to the Board of Directors or, as appropriate, to the particular committee chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•

The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by any Board member, and will regularly review all such communications with the Board or the appropriate committee chairman.

The Board of Directors has also established the following procedures for shareholder or interested party communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

•

Shareholders or interested parties wishing to communicate with the presiding director of executive sessions should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•

The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•

The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors; Board of Directors Meetings

In 2006, the Board of Directors maintained an Audit and Risk Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee. Only independent directors serve on these committees.

During 2006, each director (other than Mr. Edelstein due to a family illness) attended 75% or more of the meetings of the Board of Directors, the Bank Board and of each committee on which he or she served. Valley’s Board met five times during 2006 and the Bank’s Board met fourteen times during 2006.

The following table presents 2006 membership information for each of Valley’s Audit and Risk, Nominating and Corporate Governance, and Compensation and Human Resources Committees.

Valley National Bancorp

2007 Proxy Statement

Name	Audit and Risk	Nominating and Corporate Governance	Compensation and Human Resources
Andrew B. Abramson	X*	X	X
Pamela R. Bronander
Eric P. Edelstein	X**		X
Mary J. Steele Guilfoile
H. Dale Hemmerdinger			X
Graham O. Jones
Walter H. Jones, III	X	X*
Gerald Korde	X	X	X**
Michael L. LaRusso	X		X
Robinson Markel		X	X
Robert E. McEntee	X	X	X*
Richard S. Miller		X
Barnett Rukin			X

*	Committee Chairman

**	Vice Chairman

Audit and Risk Committee

•	Mr. Abramson served as Chairman of the Audit and Risk Committee.

•	Other members of the committee are Messrs. Edelstein (Vice Chairman), W. Jones, Korde, LaRusso and McEntee.

•	The committee met six times during 2006.

The Board of Directors has determined that more than one member of the Audit and Risk Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has also determined that Messrs. McEntee and Edelstein each meets the SEC criteria of an “Audit Committee Financial Expert.”

The Audit and Risk Committee operates pursuant to a charter. The charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of Valley’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by Valley’s independent registered public accounting firm. Other responsibilities of the Audit and Risk Committee pursuant to the charter include:

•	Reviewing the scope and results of the audit with Valley’s independent registered public accounting firm;

•	Reviewing with management and Valley’s independent registered public accounting firm Valley’s interim and year-end operating results including SEC periodic reports and press releases;

•	Considering the appropriateness of the internal accounting and auditing procedures of Valley;

•	Considering Valley’s outside auditors’ independence;

•	Reviewing the risk management and internal compliance functions;

•	Reviewing examination reports by bank regulatory agencies;

•	Reviewing audit reports prepared by Valley’s internal audit function;

•	Reviewing the response of management to those reports; and

•	Reporting to the full Board concerning significant matters coming to the attention of the committee.

Valley National Bancorp

2007 Proxy Statement

Nominating and Corporate Governance Committee

•	Mr. W. Jones served as Chairman of the Nominating and Corporate Governance Committee.

•	Other members of the committee are Messrs. Abramson, Korde, Markel, McEntee and Miller.

•	The committee met three times during 2006.

This committee reviews qualifications of and recommends to the Board candidates for election as director of Valley and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include:

•	Director qualifications and standards;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Limitations concerning service on other boards;

•	Director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning.

The committee is also charged with reviewing the Board’s adherence to Valley’s corporate governance principles and Code of Conduct. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.”

Compensation and Human Resources Committee

•	Mr. McEntee served as Chairman of the Compensation and Human Resources Committee.

•	Other members of the committee are Messrs. Abramson, Edelstein, Hemmerdinger, Korde (Vice Chairman), LaRusso, Markel and Rukin.

•	The committee met nine times during 2006.

This committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for named executive officers (NEOs) and other executive officers. It also administers Valley’s non-equity compensation plan and the equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, which delegates to the committee the responsibility to recommend Board compensation.

Availability of Committee Charters

The Audit and Risk Committee, Nominating and Corporate Governance Committee and Compensation and Human Resources Committee each operates pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. All of the committee charters can be viewed at the “Corporate Profile” link on Valley’s website www.valleynationalbank.com. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

Valley National Bancorp

2007 Proxy Statement

Nomination of Directors

Nominations for a director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•	Directors may not be nominated for election to the Board in the calendar year after the year in which the director turns 75;

•	The maximum age for an individual to join the Board shall be age 60;

•	Each Board member must demonstrate that he or she is mentally and physically able to serve regardless of age;

•	Each Board member must be a U.S. citizen and comply with all federal regulations;

•	A majority of the Board members must maintain their principal residence within 100 miles of Wayne, New Jersey;

•

Each non-local resident Board member, who also maintains a secondary residence in New Jersey or within 50 miles of Wayne, New Jersey, may not stand for re-election to the Board for more than four terms following his or her establishment of a legal residence outside of the Bank’s primary service area;

•	Each Board member must own a minimum of 5,000 shares of Valley common stock of which 1,000 shares must be in his or her own name;

•

Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned Committee Meetings for two consecutive years, will not be nominated for re-election;

•

Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

•	Each Board member should be available for continuing education opportunities throughout the year;

•	Each Board member is expected to be above reproach in their financial dealings with Valley, the Bank and the community;

•

If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct, or (d) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign. If a loan made to a director or guaranteed by a director is classified substandard, the Board may ask the director to resign;

•	Each Board member should not serve on the board of any other bank or financial institution while a member of Valley’s Board;

•	Each Board member should be an advocate for Valley within the community; and

•	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.

Valley National Bancorp

2007 Proxy Statement

The Nominating and Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Committee will consider nominations made by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to Valley’s Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must own at least 1% of the outstanding Valley common stock. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in the year 2008, we must receive this notice on or after November 6, 2007, and on or before December 6, 2007. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•

if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in the SEC and NYSE rules or an Audit and Risk Committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•

if the Committee deems it applicable, whether the candidate would be considered independent under the NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board;

•	availability for the substantial duties and responsibilities of a Valley director; and

•	meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.

You can obtain a copy of the full text of Valley’s policy regarding shareholder nominations by writing to Dianne M. Grenz, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470.

Compensation and Human Resources Committee Processes and Procedures

The Board has delegated the responsibility for executive compensation matters to the Compensation and Human Resources Committee. The minutes of the committee meetings are provided at Board meetings and the Chair of the committee reports to the Board significant issues dealt with by the committee.

The committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for NEOs and other executive officers. It also administers Valley’s non-equity compensation plan and the equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, available on the company’s website located at www.valleynationalbank.com, which delegates to the committee the responsibility to recommend Board compensation.

In undertaking its responsibilities, annually, the committee receives from the CEO recommendations for salary, non-equity incentive awards, stock option and restricted stock awards for NEOs and other executive officers. After considering the possible payments under Valley’s 1999 Long Term Incentive Plan and discussing the recommendations with the CEO, the committee meets in executive session to make the final decisions on these elements of compensation. All stock awards are made at the closing stock price on the date that the awards are approved.

Valley National Bancorp

2007 Proxy Statement

The committee also determines the CEO’s compensation based on various factors including performance, personal goals and objectives as well as operating targets and the peer group analysis. The determination of the committee is final.

The salaries, non-equity compensation and stock awards to other officers are proposed by the CEO to the committee after he has consulted with the senior officers. These recommendations are reviewed by the committee and after discussion (and in certain cases amendments) are approved. All stock awards are made at the closing stock price on the date that the awards are approved.

Under authority delegated by the committee, all other employees salaries and non-equity compensation are determined by executive management. For stock awards, based on operational considerations, prior awards and staff numbers, a block of shares is allocated by the committee. The individual stock option and restricted stock awards are then allocated by the CEO and his executive staff. All stock awards are made at the closing stock price on the date that the awards are finalized.

Under authority delegated by the committee, during the year, the CEO is authorized to make limited stock option grants and restricted stock awards in specific circumstances (special incentive awards for non-officers, awards to new employees and grants on completion of advanced degrees.) All stock awards are made at the closing stock price on the date that the awards are finalized.

All awards not specifically approved in advance by the committee, but under the authority delegated, are reported to the committee at its next meeting at which time the committee ratifies the action taken.

In 2006, an analysis was conducted internally by the committee, comparing Valley’s director compensation with the compensation practices for directors in similarly situated banks or peer banks. Upon review of the results, it was the opinion of the Committee that the current director compensation program was competitive and consistent among its peer banks and no changes were necessary for 2006. The committee reported its findings to the Board.

In 2006 the Committee in its sole discretion employed Fredrick W. Cook & Co. as compensation consultants. The Cook firm was employed to review compensation and performance data of a peer group of comparable financial organizations that had been selected by the committee and in relationship to these data provide an overview and comments on Valley’s executive compensation. Also, the Cook firm was requested to provide trend information relating to executive compensation matters (specifically, the benefit equalization plan in 2006.)

In addition, the Cook firm has reviewed and provided comments on the 2007 proxy compensation disclosures.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Valley has adopted a Code of Conduct which applies to Valley’s chief executive officer, principal financial officer, principal accounting officer and to all other Valley directors, officers and employees. The Code of Conduct is available in the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Code of Conduct is also available in print to any shareholder who requests it. Valley will disclose any substantive amendments to or waiver from provisions of the Code of Conduct made with respect to the chief executive officer, principal financial officer or principal accounting officer on that website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance of Valley by the Board and its committees. The Corporate Governance Guidelines are available at the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

Valley National Bancorp

2007 Proxy Statement

DIRECTOR COMPENSATION

Compensation of Directors

Annual Compensation of non-employee Directors for 2006 was comprised of the following components, cash compensation consisting of annual retainer, meeting and committee fees, and to the extent that a Director elects to forego all or a portion of the annual retainer and Board meeting fees, participation in the 2004 Directors Restricted Stock Plan. In addition, there is a Directors Retirement Plan. Each of these compensation components is described in detail below. The total 2006 compensation of the non-employee Directors is shown in the following table.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Andrew B. Abramson*	$56,000	$61,054	$2,443	$6,387	$125,884
Pamela R. Bronander	19,625	50,871	1,860	4,146	76,502
Eric P. Edelstein**	22,750	61,054	3,364	6,387	93,555
Mary J. Steele Guilfoile	18,000	61,054	2,454	54,387	135,895
H. Dale Hemmerdinger	69,000	—	4,606	—	73,606
Graham O. Jones	65,000	—	5,469	—	70,469
Walter H. Jones, III*	75,000	—	5,902	—	80,902
Gerald Korde**	86,750	—	5,593	—	92,343
Michael L. LaRusso	58,000	31,819	4,273	2,228	96,320
Robinson Markel	75,000	—	9,523	—	84,523
Robert E. McEntee*	36,000	61,054	17,659	6,387	121,100
Richard S. Miller (5)	69,000	—	7,088	—	76,088
Barnett Rukin	22,250	61,054	6,944	6,387	96,635

*	Bancorp Committee Chairman

**	Bancorp Committee Vice Chairman

NOTES:

(1)	Includes committee fees and fees for chairing Board Committees.

(2)	Reflects fees forgone by directors and expensed in 2006, and amortization of restricted stock awards for 2004, 2005 and 2006 pursuant to the 2004 Directors Restricted Stock Plan, in accordance with SFAS No. 123R. See Note 13—Benefit Plans under Stock-Based Compensation, of Valley's Annual Report on Form 10-K for additional information on SFAS No. 123R valuation methodology. Though the deferred stock is subject to forfeiture under certain circumstances, this amount assumes proportionate vesting over the five year deferral period. There were 48,888 outstanding shares under the plan as of December 31, 2006; of which 8,091 shares were outstanding for each of the following participants: Mr. Abramson, Mr. Edelstein, Ms. Guilfoile, Mr. McEntee and Mr. Rukin; 5,503 shares were outstanding for Ms. Bronander and 2,930 shares were outstanding for Mr. LaRusso.

(3)	Represents the change in the net present value of pension benefits between 2005 and 2006 taking into account the age of each director, a present value factor, an interest discount factor and time remaining until retirement.

(4)	Reflects the 2006 cash dividend and interest on deferred dividends under the 2004 Directors Restricted Stock Plan. For Ms. Guilfoile, the amount also includes a $48,000 consulting fee paid to MG Advisors, Inc. in 2006, pursuant to a long-standing investment banking retainer consulting agreement. Ms. Guilfoile is the chairman of MG Advisors.

(5)	Mr. Miller has 2,688 shares of non-qualified stock options outstanding in connection with a director stock incentive plan acquired by Valley through a merger.

Valley National Bancorp

2007 Proxy Statement

Annual Board Retainer

Non-employee Directors received an annual retainer of $25,000 per year, paid quarterly. This retainer is paid to recognize expected ongoing dialog of Board members with Valley executives and employees, for being available to provide their professional expertise as needed, to attend various Bank functions, to undertake continuing education and to interface with customers as appropriate.

Board Meeting Fees

In recognition of the preparation time, travel time, attendance at and providing professional expertise at the Board meeting, Non-employee Directors received a Board meeting fee of $2,000 for each meeting attended.

Board Committee Fees and Committee Chair Retainer

The Chair of the Audit and Risk Committee received an annual retainer of $7,500 and the Vice Chair a retainer of $3,750. The Chair of the Compensation and Human Resources Committee received an annual retainer of $7,500 and the Vice Chair a retainer of $3,750. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $7,500. These retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas.

All members of these committees are paid for attending the committee meeting. The meeting fees are $2,000 for Audit and Risk, $1,500 for Compensation and Human Resources and $1,000 for Nominating and Corporate Governance.

The Company and Bank also have a number of other committees that are not “disclosed” committees under SEC and NYSE rules. These committees deal with oversight of various operating matters. All other committee chairs receive a retainer of $5,000 and there is an attendance fee of $500 for each committee except for the AML Compliance Committee, where the meeting fee is $1,000.

Directors Retirement Plan

Valley maintains a retirement plan for eligible non-employee directors of Valley, which was amended in November 2001. The plan provides 10 years of annual benefits to directors with five or more years of service. The benefits commence following the later of a director reaching age 65 or after a director has retired from the Board. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final annual retainer paid by Valley to the director at the time of retirement. In the event of the death of the director prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate.

Directors Restricted Stock Plan

In 2005, Valley’s shareholders approved the 2004 Director Restricted Stock Plan (“2004 Directors Plan”). The 2004 Directors Plan provides the non-employee members of the Board of Directors with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock granted at a percentage of the market value at the date of grant (generally 75%). The discount recognizes the exchange of immediate cash fees for a five year deferral (or to retirement) and certain other restrictions, including forfeiture in certain cases. There are 48,888 shares outstanding under this plan as of December 31, 2006.

Valley National Bancorp

2007 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table contains information about the beneficial ownership of Valley common stock at December 31, 2006 by each director, by each Valley executive officer for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group. We know of no person or group that beneficially owns 5% or more of Valley’s common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Executive Officers:
Andrew B. Abramson	213,284	(3)	0.18%
Pamela R. Bronander	15,920	(4)	0.01
Peter Crocitto	268,177	(5)	0.23
Eric P. Edelstein	13,878	(6)	0.01
Alan D. Eskow	159,856	(7)	0.14
Mary J. Steele Guilfoile	306,886	(8)	0.26
H. Dale Hemmerdinger	75,921	(9)	0.06
Graham O. Jones	925,994	(10)	0.79
Walter H. Jones, III	1,195,743		1.02
Gerald Korde	1,717,564	(11)	1.46
Michael L. LaRusso	9,215	(12)	0.01
James G. Lawrence	422,496	(13)	0.36
Gerald H. Lipkin	542,324	(14)	0.46
Robinson Markel	397,119	(15)	0.34
Robert E. McEntee	95,940	(16)	0.08
Robert M. Meyer	294,832	(17)	0.25
Richard S. Miller	74,792	(18)	0.06
Barnett Rukin	60,101	(19)	0.05
Directors and Executive Officers as a group (30 persons)	8,089,907	(20)	6.88

NOTES:

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2)	The number of shares of Valley common stock used in calculating the percentage of the class owned includes 115,357,268 shares of Valley common stock outstanding as of December 31, 2006. The table also includes 2,222,630 shares purchasable pursuant to stock options for Valley shares that were exercisable within 60 days of December 31, 2006.

(3)	This total includes 6,378 shares held by Mr. Abramson’s wife, 18,828 shares held by his wife in trust for his children, 3,750 shares held by a family trust of which Mr. Abramson is a trustee, 12,015 shares held by a family foundation, 81,243 shares held by a trust of which Mr. Abramson is a trustee, 5,891 shares held in self-directed IRA Plans of which Mr. Abramson and his wife are beneficiaries and 8,091 restricted shares pursuant to the director restricted stock plan.

Valley National Bancorp

2007 Proxy Statement

(4)	This total includes 2,323 shares held in custody for Ms. Bronander’s children, 5,503 restricted shares pursuant to the director restricted stock plan; and of this total, 4,524 shares were pledged as security.

(5)	This total includes 35,464 shares held by Mr. Crocitto’s wife, 2,286 shares held in his KSOP, 7,680 shares held by Mr. Crocitto as custodian for his children, 23,245 restricted shares, and 118,929 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006, but not the 45,093 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2006.

(6)	This total includes 8,091 restricted shares pursuant to the director restricted stock plan.

(7)	This total includes 2,404 shares held in Mr. Eskow’s KSOP, 669 shares held in his IRA, 1,868 shares held jointly with his wife, 651 shares in an IRA held by his wife, 23,245 restricted shares and 73,137 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006, but not the 45,093 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2006.

(8)	This total includes 142,669 shares held by Ms. Guilfoile’s spouse and 8,091 restricted shares pursuant to the director restricted stock plan.

(9)	This total includes 795 shares held by a family foundation, 11,616 shares held by Mr. Hemmerdinger’s wife, 13,639 shares held by a corporation of which Mr. Hemmerdinger controls and 31,901 shares held by a corporate pension plan of which Mr. Hemmerdinger and his wife are beneficiaries.

(10)	This total includes 14,951 shares owned by trusts for the benefit of Mr. G. Jones’ children of which his wife is co-trustee; and of this total, 911,043 shares were pledged as security.

(11)	This total includes 255,728 shares held in the name of Mr. Korde’s wife, 646,143 shares held by his wife as custodian for his children, 235,342 shares held by a trust of which Mr. Korde is a trustee and 94,351 shares held in Mr. Korde’s self-directed IRA.

(12)	This total includes 6,064 shares held jointly with Mr. LaRusso’s wife and 2,930 restricted shares pursuant to the director restricted stock plan.

(13)	This total includes 16,804 shares owned by Mr. Lawrence’s wife, 111,979 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy, 1,006 shares held by Mr. Lawrence as custodian for his son, 1,738 shares held by his spouse and himself as custodians for their grandchildren and 21,458 shares owned by a trust of which he is a beneficiary. This total also includes 7,545 restricted shares and 26,852 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006, but not 41,390 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2006.

(14)	This total includes 171,108 shares held in the name of Mr. Lipkin’s wife, 117 shares held jointly with his wife, 2,050 shares held in his KSOP, 12,075 shares held by self-directed IRA’s of which Mr. Lipkin and his wife are beneficiaries and 21,987 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 39,990 restricted shares and 115,920 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006, but not the 47,745 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2006.

(15)	This total includes 4,236 shares owned by Mr. Markel’s wife, 25,263 shares held by his wife in trust for his children, 70,091 shares owned by Mr. Markel in his self-directed IRA and 214,353 shares owned by his sister, which Mr. Markel has power to vote. Mr. Markel disclaims beneficial ownership of the shares held by his wife, the shares held by his wife in trust for his children and shares owned by his sister.

(16)	This total includes 46,183 shares held in the name of Mr. McEntee’s wife, 540 shares held jointly with his wife, 9,263 shares held by Mr. McEntee in a self-directed Keogh Plan and 8,091 restricted shares pursuant to the director restricted stock plan.

Valley National Bancorp

2007 Proxy Statement

(17)	This total includes Mr. Meyer’s 23,245 restricted shares, 143,609 shares held jointly with his wife, 2,286 shares held in his KSOP and 118,924 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006, but not the 45,093 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2006.

(18)	This total includes 22,421 shares held in Mr. Miller’s self-directed IRA, 27,023 shares held jointly with his wife, 2,033 shares held by a corporation for which Mr. Miller is a 17.4% shareholder and 6,720 shares held by his wife. This total also includes 2,688 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006. Mr. Miller had no other stock options as of December 31, 2006. Mr. Miller disclaims beneficial ownership of the 6,720 shares held by his wife and all shares held by the corporation except 348 shares.

(19)	This total includes 19,931 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children, 4,220 shares held by a private foundation of which Mr. Rukin is an officer and 8,091 restricted shares pursuant to the director stock plan.

(20)	This total includes 1,299,865 shares owned by twelve executive officers who are not directors or named executive officers, which total includes 63,144 restricted shares and 326,114 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2006, but not the 206,988 shares potentially available in the future by exercise of their stock options not exercisable within 60 days of December 31, 2006. The total does not include shares held by the Bank’s trust department.

Valley National Bancorp

2007 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS (CD & A)

Overview

We compensate our named executive officers (NEO1) at levels intended to encourage their continued service to us and at an increased level of performance. Performance level includes improving our financial performance as well as maintaining asset quality, growing our loan portfolio and expanding our retail branch banking network. The salary and incentive components of our compensation program are intended to reward these improvements, both short- and long-term, because a higher performance level generally leads to increased shareholder value.

The elements of NEO compensation are:

Performance-based:

•	Salary

•	Non-equity incentive awards,

•	Long-term stock incentive compensation

Non-performance based

•	Pension benefits

•	Other benefits

•	Perquisites

The main factors that affect NEO compensation are the operating results of Valley, the individual’s job performance, and peer group compensation comparisons. Also, we have deliberately kept compensation of NEOs other than our CEO (and Mr. Lawrence, whose compensation is governed by an employment agreement as discussed below) within a narrow range, as indicated in the accompanying tables. We follow this policy because we want our key executives to perform as a team, assisting each other as required without being concerned that doing so will affect their compensation. We review this policy annually.

Compensation Elements

Performance-Based Elements

Salary

We pay NEO salaries in order to fairly compensate our key executives for their day-to-day efforts in managing our business activities. The Compensation and Human Resources Committee of our Board of Directors (which we will refer to as our “Committee” for the rest of this discussion and analysis) reviews salaries annually in November, and adjustments for the following year are related to performance during the year being reviewed, overall company performance, peer group analysis and cost-of-living considerations.

Non-equity incentive awards

Under our Executive Incentive Plan, we pay NEO non-equity incentive awards towards the end of each fiscal year, based on our estimated performance for the year. Annual non-equity incentive awards, paid in cash, recognize and reward NEO efforts in helping us meet or exceed performance targets that we set at the beginning of each year. These awards are determined taking into account several measures of our operating results. Before or during the

[1]	Those officers identified by name in the compensation tables that follow this discussion. “CEO” refers to our chief executive officer.

Valley National Bancorp

2007 Proxy Statement

first calendar quarter each year, the Committee adopts performance goals for executives, including NEOs, who participate in the plan. These goals are based on elements of our business such as revenues, pre-tax profits, market price of our stock, earnings per share (EPS), return on assets (ROA) and return on equity (ROE). Typically the Committee adopts two or three of these elements each year that will be used to determine awards under the plan for that year. For fiscal 2006, we used EPS, ROA and ROE to determine awards under the plan.

The targets are multi-level, meaning that there is one target below which no award is earned, then successively higher targets that result in an increased award, up to a maximum award. The incentive awards are expressed as a percentage of base salary earned at each target level.

We set the targets for non-equity incentive awards at levels that are reasonably likely to be achieved by NEOs. In each of the past three years, the NEOs have succeeded in meeting at least the lowest target entitling them to a non-equity incentive award.

In November of each year, our Committee reviews recommendations by our CEO as to award amounts to be paid to plan participants on account of the current fiscal year. As it does so, the Committee may consider additional matters such as a participant’s salary level, level of executive or managerial responsibility and job performance. The Committee then determines if any adjustments in the CEO’s recommendation should be made, and sets the actual award. These award determinations are made at the same time as salary levels are reviewed.

Our Committee has discretion to make limited adjustments (up to 20%) above or below the amount calculated under the target formula, in cases where circumstances not under NEO control have affected (positively or negatively) their ability to meet performance targets. Also, our Committee has discretion to make the minimum non-equity incentive award even though the lowest target was not reached, if it determines that, despite high levels of job performance by the NEOs, performance targets were not met owing to causes beyond their control. Our Committee has never exercised its discretion in these areas.

Our Committee intends to consider the adoption, during the current fiscal year, of a policy that allows us to recapture any part of a non-equity incentive award if our operating results on which it was based are later restated.

Our Committee compares our non-equity award levels with those of a peer group that consists entirely of domestic financial institutions whose size, measured by total assets, is similar to ours. Peer group members include: Cullen/Frost Bankers, Inc., FirstMerit Corp; Fulton Financial Corporation; Mercantile Bankshares Corp; Sky Financial Group, Inc; Susquehanna Bancshares Inc; Webster Financial Corp; and Wilmington Trust Corporation. In setting the performance targets, we may take into account, in addition to the elements of our business mentioned above, changes in the peer group’s historical earnings per share, return on assets and return on equity as compared to our own.

Under the terms of an employment agreement with a company with whom Valley merged in 2001, Mr. Lawrence receives, in addition to his participation in the Executive Incentive Plan, an annual cash bonus equal to 12.5% of his base salary. The agreement expires March 1, 2008.

Long-Term Stock Incentive Compensation

Our 1999 Long-Term Stock Incentive Plan, as approved by our shareholders, permits us to issue four types of non-cash awards based on our common stock: Restricted stock grants, incentive stock options, non-qualified stock options, and stock appreciation rights. Except as noted below, all awards we make are either incentive stock options or restricted stock awards.

The purpose of long-term incentive awards is to retain the services of the NEOs and other Valley employees, and encourage them to improve our operating results and to become our shareholders, all of which we expect will result in increased shareholder value.

Valley National Bancorp

2007 Proxy Statement

Incentive Stock Options

Incentive stock options are income tax-advantaged options to purchase shares of our common stock at an “exercise price” which is no less than the closing market price of the stock on the date the option is granted. Incentive option recipients pay no income tax when they exercise the option and obtain the stock. When they sell the stock, tax is paid at capital gain rates (long- or short-term depending how long the stock is held) on the entire “spread” between the exercise price and the price at which the stock is sold.

Options typically become exercisable in installments on anniversaries of the date the option is granted; our Committee has the authority to set the vesting schedule. We grant stock options annually in connection with compensation reviews, because we believe that doing this keeps NEOs and other executives focused on growth of share values.

When an NEO leaves our employ, except for retirement or death, options that have not yet vested are forfeited, and options that have vested may be exercised for a period ranging from 90 days to one year, or may expire on the date of termination, depending on the reason for employment termination. Upon retirement of an NEO, all options becomes vested, except for awards granted on or after November 2006, for which immediate vesting will apply only to awards which are scheduled to vest in the calendar year of retirement and the calendar year thereafter. Upon death of an NEO, the options are exercisable for a period of one year by the estate or beneficiaries of the NEO.

Federal income tax rules impose a limit to the favorable tax treatment for incentive options. The limit is that no employee may hold incentive options that become exercisable in a single calendar year whose total value exceeds $100,000. If this limit is exceeded, the “excess” above $100,000 becomes a non-qualified stock option and does not receive the favorable tax treatment described above. Some of the options we have granted to NEOs exceeded the $100,000 limit and to that extent automatically became non-qualified options.

Restricted Stock Awards

Restricted stock grants are awards of actual shares of our common stock, without any initial cost to the NEO, but subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” Shares not vested are forfeited back to us if it becomes impossible to meet the condition for ending the restriction.

Generally, restricted stock grants are not tax-advantaged; the grantee pays tax on the fair market value of the stock as the shares vest. Dividends on shares subject to restricted stock grants are accumulated and earn a market-rate of interest. Accumulated dividends and interest are paid (on a proportionate basis) on each anniversary of the grant date when a portion of the restriction ends, assuming that employment continues at least through the anniversary date. Restricted stock grants offer the opportunity to obtain shares of our common stock without payment to us, provided the condition to ending the restriction is met.

We award restricted stock grants because we believe that they aid in retaining our key executives. We encourage our NEOs to become shareholders, and the recipient of a restricted stock grant effectively becomes a stockholder, having the right to vote the shares subject to the grant and potentially benefiting from an increase in share value.

Non-Qualified Options and Stock Appreciation Rights

As noted earlier, our Long-Term Stock Incentive Plan also permits us to issue stock appreciation rights, which are cash awards based on the increase in value of our stock over a measurement period. Except for “excess” incentive options, which automatically become non-qualified options as mentioned above, we have no outstanding non-qualified options, (except those that were acquired from banks that were acquired by Valley), and only 7,254 stock appreciation rights, issued during 1998 and which expire in 2008.

Valley National Bancorp

2007 Proxy Statement

Performance-Based Elements Process and Timing

Our process for determining performance-based elements of NEO compensation (salary, long-term incentive awards and non-equity incentive awards) during 2006 was as follows:

Salary and Long-Term Incentive Awards

Our CEO prepares written recommendations for salaries and long-term incentive awards for each NEO, excluding himself, in the final quarter of each fiscal year. In November 2006, our Committee met with our CEO to review and discuss these recommendations, which are measured against previously established goals. The Committee then met in executive session without our CEO or any NEOs present, and determined what, if any, adjustments in the CEO’s recommendation should be made. In its executive session, the Committee also determined the CEO’s compensation. The Committee’s determinations are the final step in the annual compensation review process and finalize all NEO salary adjustments and long-term incentive awards.

Options and restricted stock award grants to officers, including NEOs other than our CEO, were made at the Committee’s November meeting. The Committee set the exercise price of the Incentive Options at the closing market price of our common stock on the NYSE on the date of that meeting. For purely historical reasons, our committee meets to consider grants to our CEO for options and restricted stock awards in the first quarter of each year, and the exercise price of his Options is set at the closing market price of our common stock on the date of his grant.

The principal factors considered by our CEO in making, and by our Committee in reviewing, recommendations for salary and long-term stock incentive compensation recommendations, are the operating results of the Company and the job performance of the individual NEO during the year being reviewed, including whether any specific goals that may have been discussed with individual NEOs at the previous year’s review were achieved.

Also, we compare current NEO salaries to those paid by the peer group of financial institutions mentioned earlier, because we try to maintain our salaries in the same range as those paid by the peer group. If the peer group comparison shows that NEO salaries are below this range, we will consider appropriate salary increases, provided they are merited by NEO performance.

Long-Term Incentive Awards – Additional Considerations

Our Committee generally limits the number of shares granted as restricted stock awards to be equal to or less than the number of options being granted at the same time. In fixing the amounts of these grants to NEOs, we take into account amounts accumulated from prior year grants, in addition to the performance factors discussed above.

Our policy is not to “backdate” option grants, and not to coordinate option grants with release dates of material information not previously disclosed to the public. We set the exercise price of our annual grants to NEOs of options at the closing market price of our common stock as quoted on the NYSE on the date of the Committee meeting that concludes the granting process, as mentioned earlier.

Non-Performance Based Compensation Elements

Pension Benefits

Our NEOs may participate in two pension plans. The purpose of these plans is to provide income security to NEOs and their immediate families after their retirement. We believe that pension benefits are an integral part of NEO, and other employee, compensation. We provide these benefits in order to make available to the recipients an income stream that will assist in meeting post-retirement expenses.

We have a defined-benefit tax-qualified pension plan that covers all employees, including NEOs. Benefits under that plan are a percentage of highest average annual compensation. The average includes the employee’s five highest consecutive years of base pay excluding the year of termination. The benefit is (i) 0.85% of the highest

Valley National Bancorp

2007 Proxy Statement

average annual compensation to the extent it does not exceed the average maximum (over the same five-year period) of compensation subject to social security taxes, multiplied by total years of credited employment, plus (ii) 1.15% of the highest average annual compensation to the extent it does exceed the average amount subject to social security taxes, again multiplied by the total years of credited employment.

Certain NEOs also participate in a supplemental, non-tax qualified, pension plan known as the Benefit Equalization Plan or BEP. The BEP was adopted January 1, 1989. Generally, each NEO who participates in the tax-qualified plan described above, and whose annual compensation exceeds the maximum amount ($220,000 in 2006) that can be recognized in calculating benefits under a tax-qualified plan, is eligible to become a BEP participant. Actual participation is determined by the Committee in its discretion. The Committee has determined that the following eligible NEOs are BEP participants: Messrs. Lipkin, Crocitto, Eskow and Meyer.

Before 2006, BEP participants received an additional pension benefit equal to (a) the benefit calculated under the tax-qualified plan formula as in effect prior to January 1, 1989 (when the BEP was adopted) taking all salary (but not annual non-equity incentive awards) into account, even that part of salary that exceeded the limits for a tax-qualified plan, minus (b) the BEP participant’s benefit under the tax-qualified plan as in effect since January 1, 1989.

In 2006, our Committee engaged independent compensation consultant Frederick W. Cook & Co. to review our executive compensation. The report prepared by that firm indicated that comparable employers generally use a higher percentage of senior management employee cash compensation in the calculation of their pension benefits. Based on the information in that firm’s report, the Committee recommended amending the BEP to include in the benefit calculation, for all service periods covered by the tax-qualified plan, not only salary, but also all annual non-equity incentive payments to participants who were employed on August 15, 2006.

At the same time, in connection with the Committee’s recommendation of the BEP amendment and our CEO’s agreement to postpone his retirement from age 67 to age 70, the Committee raised his minimum combined benefit under the tax-qualified plan plus the BEP from $300,000 to $600,000. This higher minimum payment should not significantly increase payments we would already be obligated to make under the BEP as amended (estimated to be $585,000) if our CEO serves until age 70 at his present compensation levels.

The terms of Mr. Lawrence’s employment agreement, described above under “Non-Equity Incentive Awards," include a special retirement benefit of $100,000 per year which had been awarded by a company with whom Valley merged in 2001 plus $19,600 per year under the directors’ pension plan of the merged company, each payable for 15 years after he retires. Mr. Lawrence also participates in our tax-qualified pension plan, but does not participate in the BEP.

Other Benefits

Our NEOs are eligible to participate (as are all our employees who meet service requirements under the several plans) in their selection of components of the benefit package listed below:

•

401(k) plan. We match individual plan contributions for participating employees, including NEOs, on a dollar-for-dollar basis, up to 2% of annual salary (limited to the maximum amount of salary that can be taken into account under a tax-qualified plan, which was $220,000 in 2006.)

•	Medical and dental health insurance plans.

•	Life insurance plan (benefit equal to two times annual salary) and long-term disability insurance plan.

The 401(k) plan and the medical and dental plans require a contributory amount to be paid by all participants. While no participant contribution is required for the life insurance plan, we do include the cost of those benefits that exceed $50,000 in participants’ reported income to the Internal Revenue Service. We provide a long-term disability insurance plan under which we pay the insurance premiums. In some cases, NEOs and other participants have requested, and been permitted, to pay the premiums themselves, so that any benefits paid upon disability would not be taxable to the participant.

Valley National Bancorp

2007 Proxy Statement

We believe that the several insurance plans we offer are important components of our comprehensive benefit package, which should induce employees to remain with us. We believe that a 401(k) plan induces our employees to save for future retirement needs, and we encourage this by matching individual plan contributions up to 2% of annual salary, as described above, by participating employees.

Perquisites

We offer our NEOs the use of a company-owned automobile (except Mr. Lawrence who is reimbursed for his lease of an automobile). The automobile facilitates NEO travel between our offices, to business meetings with customers and vendors and to investor presentations. NEOs may use the automobile for personal transportation. Personal use of the automobile results in taxable income to the NEO, and we include this in the amounts of income we report to the NEO and the Internal Revenue Service. We also support and encourage our NEOs to hold a membership in one local country club (our CEO holds memberships in two clubs) for which we pay admission costs, dues and other business related expenses. We find that the club membership is an effective means of obtaining business as it allows NEOs to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities for golf or food be paid directly by the NEO. Because the club memberships are used at our expense only for business entertainment, we do not consider these memberships to be perquisites in our Summary Compensation Table below.

Severance and Change-in-Control Agreements

We have written severance agreements with our NEOs (other than Mr. Lawrence as explained under “Potential Payments on Termination of Employment or Change-in-Control” below.) We recognize that the uncertainty arising from not having severance arrangements may have a negative impact on NEO performance. This uncertainty could induce our NEOs to seek employment elsewhere. We think that the security of a defined severance arrangement helps us retain the services of these key employees.

We also have written change-in-control agreements with each NEO, in order to be able to retain their services in case a change-in-control becomes a realistic possibility. Often when this happens, executives become distracted by personal concerns about how they will be affected by the change. Our change-in-control agreements provide financial security in the face of a possible major event requiring our NEOs’ concentrated efforts.

Potential Payments on Termination of Employment or Change-in-Control

Severance Agreements

As mentioned above, we have a written severance agreement with each of the NEOs other than Mr. Lawrence. The terms of Mr. Lawrence’s employment are governed by the employment agreement with a company with whom Valley merged in 2001 described above under “Non-Equity Incentive Compensation” and do not include any severance arrangements. For that reason, this “Severance Agreements” discussion does not apply to Mr. Lawrence.

The severance agreements with the NEOs provide for a lump sum payment on termination of employment for any reason than for cause (“cause” means, for our CEO, gross misconduct in connection with our business or otherwise, and for the other NEOs, failure to perform employment duties, misconduct in office, a criminal conviction (other than a traffic violation), drug or alcohol abuse or excessive absence for reasons other than illness.)

The lump sum severance payment is equal to twelve months of base salary as in effect on the date of termination, plus a fraction of the NEO’s most recent annual non-equity incentive award, equal to the fraction of the calendar year elapsed from January 1 to the termination date. No lump sum severance payment is made under the agreement if the NEO receives severance under a change-in-control agreement (described below).

Valley National Bancorp

2007 Proxy Statement

The severance agreements with NEOs other than our CEO expire when the NEO reaches age 65. The severance agreement with our CEO expires when he reaches age 70, consistent with his agreement, referred to earlier, to continue serving as CEO until he reaches that age.

Also, under the severance agreements, we provide Messrs. Crocitto, Eskow and Meyer health, dental benefits, life insurance and disability plan continuance for three years after termination of employment less payments normally made by the NEO. For Mr. Lipkin, we provide him with a lump sum cash payment in place of hospital, health, dental and medical benefits, also net of contributions normally made by Mr. Lipkin. This payment is 125% of total monthly premium payments under COBRA (COBRA provides temporary continuation of health coverage at group rates after termination of employment) for the health-related benefits Mr. Lipkin was receiving at termination of employment, multiplied by a factor which is the number of months from his termination date to the date on which he reaches age 70. The amount of insurance coverage is the same as the coverage the NEO was receiving under our insurance plans at the time of termination.

The severance agreement requires the NEO to keep confidential all confidential information that he or she obtained in the course of his or her employment with us. The agreement also restricts the NEO from competing with us during and for one year after termination of his or her employment with us.

Change-in-Control Agreements

Our change-in-control agreement with each NEO provides for a lump sum payment and other benefits if two triggering events take place. These triggering events are, first, a change-in-control, and second, a termination of employment by us without cause, or by the NEO for good reason, before the third anniversary of the change-in-control or before reaching retirement age, whichever happens first.

Also, under the terms of our Long-Term Stock Incentive Plan, occurrence of a change-in-control results in immediate acceleration of vesting and exercisability of nonvested stock options, and accelerated vesting of restricted stock awards, even if termination of employment has not occurred. This “single trigger” acceleration assures the NEOs that all their stock-based awards will be available to them despite a subsequent termination of their employment without cause or attempt by new management to force them to quit, either of which would otherwise result in forfeiture of unvested options.

With this in mind, we have structured the first of the two triggering events – occurrence of a change-in-control – using a very broad definition of that term. The events defined, in the agreements, as changes of control are:

•

Outsider stock accumulation. We learn, or one of our subsidiaries learns, that a person or business entity has acquired 25% or more of our common stock, and that person or entity is neither our “affiliate” (meaning someone who already has a control relationship with us or one of our subsidiary companies) nor one of our employee benefit plans.

•

Outsider tender/exchange offer. The first purchase of our common stock is made under a tender offer or exchange offer by a person or entity that is neither our “affiliate” nor one of our employee benefit plans.

•

Outsider subsidiary stock accumulation. Enough of the Bank’s common stock is sold to a person or entity that is neither our “affiliate” nor one of our employee benefit plans, to give that person or entity ownership of more than half of its common stock.

•

Business combination transaction. We complete a merger or consolidation with another company, or we become another company’s subsidiary (meaning that the other company owns at least half of our common stock), unless, after either event happens, 60% or more of the directors of the merged company, or of our new parent company, are people who were serving as our directors on the day before the first public announcement about the event.

•	Asset sale. We sell or otherwise dispose of all or substantially all of our assets, or those of the Bank.

Valley National Bancorp

2007 Proxy Statement

•	Dissolution/Liquidation. We adopt a plan of dissolution or liquidation.

•

Board turnover. We experience a substantial and rapid turnover in the membership of our Board of Directors. This means that changes in board membership occurring within any period of 2 consecutive years result in 40% or more of our board members not being “continuing directors.” A ‘continuing director’ is a board member who was serving as such at the beginning of the 2-year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.

The second triggering event is the NEO’s leaving our employment. Two conditions have to be met: First, the NEO must have left before the end of the “contract period” which, under the change-in-control agreement, begins the day before the change-in-control and continues through the earlier of (a) the third anniversary of the change-in-control and (b) the NEO’s reaching age 65 (age 70 for our CEO.) Second, the NEO must have left either because we terminated him or her without “cause,” or he or she voluntarily quit for “good reason.” We selected this trigger because the NEO becomes entitled to substantial compensation if both triggers happen, and should be not entitled to it if he or she was terminated for cause, or voluntarily quit without “good reason.”

“Cause” for our termination of an NEO’s employment means his or her failure to perform employment duties, misconduct in office, a criminal conviction, drug or alcohol abuse or excessive absence. “Good reason” for a NEO’s voluntary termination of employment means any of the following actions by us or any successor:

•	We change the NEO’s employment duties to include duties not in keeping with his or her position within the Company as it stood before the change-in-control.

•	We demote the NEO or reduce his or her authority.

•	We reduce the NEO’s annual base compensation.

•

We terminate the NEO’s participation in any non-equity incentive plan in which the NEO participated before the change-in-control, or we terminate any employee benefit plan in which the NEO participated before the change-in-control without providing another plan that confers a benefit similar to the terminated plan.

•	We relocate the NEO to a new employment location that is more than 25 miles away from the former location.

•	We fail to get the person or entity who took control of the Company to assume our obligations under the NEO’s change-in-control agreement.

•	We terminate the NEO’s employment before the end of the “contract period,” without complying with all the provisions in the NEO’s change-in-control agreement.

The benefits to which our NEOs, other than Mr. Lawrence, become entitled if they are terminated without cause, or quit for good reason, within three years after a change-in-control, consists of the five items discussed below. Mr. Lawrence’s benefit consists of only two of those items, a reduced lump sum severance payment and the same lump sum payment in place of health and medical benefits that the other NEOs receive, as explained below.

Valley National Bancorp

2007 Proxy Statement

The reduced benefit Mr. Lawrence receives in the event of a change-in-control was negotiated with him in 2004. Under an agreement with a company with whom Valley merged in 2001 described above under “Non-Equity Incentive Compensation,” his regular compensation has for several years been significantly higher than the NEOs other than Mr. Lipkin. We are required to pay for a seven-year period from January, 2001, when we acquired the company with whom Valley merged in 2001 and took over his employment agreement, to March 1, 2008, when that agreement expires.

The change-in-control benefits are as follows:

•

A lump sum severance payment equal to three times the highest annual combined salary and non-equity incentive award the NEO received in the three years before the change-in-control, subject (except for our CEO and Mr. Lawrence) to proportional reduction of the three-times multiple if the NEO will reach age 65 in less than three years after he or she becomes entitled to the lump sum payment. The multiple reduces to zero if he or she has reached age 65 at that time. So, for example, if the NEO has reached age 63 at that time, the multiple would be 2, at age 63-1/2 it would be 1.5, at age 64 it would be 1, etc. None of our NEOs would currently be affected by this reduction. Mr. Lawrence’s lump sum payment is three times his base salary only, at the time of termination, subject to possible reduction to the extent (if any) that our independent auditors believe part of the lump sum to be an “excess parachute payment” which we would be unable to deduct from our federal income tax.

•

A lump sum payment equal to 125% of total monthly premium payments over a three-year period under COBRA, reduced by whatever monthly premiums the NEO was paying while employed by us, for the health, hospitalization, dental and medical insurance benefits that the NEO was receiving when employment terminated. Mr. Lawrence also receives this benefit. The three-year calculation period for this lump sum payment begins when employment terminates (in Mr. Crocitto’s case, the calculation period is the lesser of three years or until he reaches age 60.)

•

The cost of individual life and long-term disability insurance coverage for three years after termination of employment. The amount of insurance coverage is the same as the coverage the NEO was receiving under our insurance plan at the time of termination, subject to reduction if the terminated NEO reaches certain age levels while we are still providing coverage.

•

Three additional years of service credit for the BEP discussed above, with full vesting of benefits under the BEP (in Mr. Crocitto’s case, the additional service credit is either eight years, or the number of additional years that brings his total service credit to 35 years, or the number of years remaining until he reaches age 65, whichever is the least. This special arrangement reflects the fact that Mr. Crocitto entered our employ in 1977 at age 19 and accumulated several years of service not covered under the tax-qualified pension plan because of it’s minimum age limit for participation.)

•

An excise tax “gross-up” payment in case federal excise tax is payable on any of the above three items, or any disability or death benefit, or any payment under any other benefit plan, or excise taxes on any nonqualified deferred compensation plan. We would make this payment to offset the excise tax the NEO has to pay, as well as any tax on the “gross-up” payment. We do not pay, or reimburse NEOs for their payment of, federal or state income taxes on any payment to them under the change-in-control agreements.

Valley National Bancorp

2007 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation in 2006 by the most highly paid NEOs for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Gerald H. Lipkin (4) Chairman of the Board, President and Chief Executive Officer	2006	$680,000	$—		$548,163	$178,326	$575,000	$3,345,712	$54,854	$5,382,055
Alan D. Eskow Executive Vice President and Chief Financial Officer	2006	345,000	—		163,275	71,183	150,000	269,202	35,191	1,033,851
Peter Crocitto Executive Vice President	2006	345,000	—		163,275	71,183	150,000	235,975	31,178	996,611
Robert M. Meyer Executive Vice President	2006	345,000	—		163,275	71,183	150,000	189,851	32,636	951,945
James G. Lawrence (4) Executive Vice President	2006	408,890	51,111	(5)	76,881	77,604	100,000	43,466	11,570	769,522

NOTES:

(1)	Stock Awards are restricted stock and Option Awards are stock options computed using the fair market value of the stock at the grant date under SFAS No. 123R for 2006 and include awards granted since 2001 which were expensed under SFAS No. 123R during 2006. Restricted stock and stock options were granted under Valley’s 1999 Long-Term Stock Incentive Plan. The number of shares subject to the options, and the exercise price per share, has been adjusted to reflect stock dividends and/or stock splits. See Note 13 – Benefit Plans under Stock-based Compensation, of Valley’s Annual Report on Form 10-K for additional discussion on SFAS No. 123R valuation methodology.

(2)	Represents the change in the net present value of pension benefits between 2005 and 2006 taking into account the age of each NEO, a present value factor, an interest discount factor and their remaining time until retirement. The total includes an amount which takes into account the amendment to the BEP Plan in August 2006, adding bonus or non-equity incentive compensation to the BEP pension benefits. The change in pension value for each NEO consists of the tax qualified pension and the BEP portions of: $12,116 and $3,333,596 for Mr. Lipkin; $29,728 and $239,474 for Mr. Eskow; $19,642 and $216,333 for Mr. Crocitto; $28,266 and $161,585 for Mr. Meyer; and $43,466 and $-0- for Mr. Lawrence; respectively.

(3)	All other compensation includes perquisites and other personal benefits in 2006: automobile, accrued dividends on nonvested restricted stock, 401K Valley contribution payments and group term life (see table below).

(4)	Per Valley’s 1999 Long-Term Stock Incentive Plan, in 2006, Mr. Lipkin and Mr. Lawrence met the definition of retirement eligible employees and therefore, restricted stock and stock option shares granted in 2006 vested accordingly, and were expensed under SFAS No. 123R.

(5)	Represents a bonus Mr. Lawrence received for 12.5% of base salary pursuant to an existing contract with a company that was merged into Valley in 2001.

Valley National Bancorp

2007 Proxy Statement

All Other Compensation (shown above)

Name	Year	Auto (1)	Accrued Dividends & Interest Earned on Nonvested Stock Awards (2)	401K (3)	GTL (4)	Total
Gerald H. Lipkin	2006	$9,343	$34,631	$4,400	$6,480	$54,854
Alan D. Eskow	2006	12,281	13,910	4,400	4,600	35,191
Peter Crocitto	2006	8,268	13,910	4,400	4,600	31,178
Robert M. Meyer	2006	9,726	13,910	4,400	4,600	32,636
James G. Lawrence	2006	1,699	4,571	—	5,300	11,570

NOTES:

(1)	Auto represents the portion of personal use of a company-owned vehicle by the NEO during 2006.

(2)	Nonvested restricted stock awards accrue dividends and interest on those dividends until such time as the vesting takes place.

(3)	The Company provides up to a 2% match for the defined contribution 401K Plan to the NEO and all other full time employees in the plan.

(4)	GTL or Group Term Life Insurance represents the cost to Valley of life insurance benefits equal to two times salary. This benefit is provided to all full time employees.

GRANTS OF PLAN-BASED AWARDS

The following table represents each grant of an award made to an NEO during 2006 and their total value utilizing the grant date market value for restricted stock awards and the grant date fair value in accordance with SFAS No. 123R on stock options awards.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($)	Max ($)
Gerald H. Lipkin	2/15/2006 2006	238,000	606,000	821,000		NONE		15,750	26,250	23.09	478,118
Alan D. Eskow	11/13/2006 2006	60,000	153,000	208,000		NONE		8,000	16,500	25.71	282,405
Peter Crocitto	11/13/2006 2006	60,000	153,000	208,000		NONE		8,000	16,500	25.71	282,405
Robert M. Meyer	11/13/2006 2006	60,000	153,000	208,000		NONE		8,000	16,500	25.71	282,405
James G. Lawrence	11/13/2006 2006	60,000	153,000	208,000		NONE		2,500	14,500	25.71	131,700

The estimated possible payments under non-equity incentive plan awards shows the range of payments to NEOs during 2006 depending upon their meeting certain targets. Actual payments are shown in the summary compensation table and were all less than target. See discussion on performance targets, under Non-equity Incentive Awards, in the CD&A section of Executive Compensation above.

Valley National Bancorp

2007 Proxy Statement

Restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The stock option awards become exercisable at the rate of 20% per year. These awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. Upon a “change-in-control,” as defined in that plan, all restrictions on shares of restricted stock will lapse and all stock options will vest in full. See the discussion of the Long-Term Stock Incentive Plan under Change-in-Control Agreements in the CD & A above.

The grant date fair values under SFAS No. 123R on restricted stock award for Mr. Lipkin was $23.09, and was $25.71 for the other NEOs. The grant date fair values under SFAS No. 123R on stock option award for Mr. Lipkin was $4.36, $4.50 for Mr. Lawrence and $4.65 for the other NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2006. All stock options and restricted stock awards have been adjusted for stock dividends and stock splits.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)
Gerald H. Lipkin
2006	—	26,250	23.09	2/15/2016	15,750	417,533
2005	4,410	17,640	24.30	2/8/2015	8,820	233,818
2004	9,261	13,891	24.26	2/26/2014	12,502	331,428
2003	12,764	8,508	21.10	3/1/2013	2,918	77,356
2002	24,310	—	21.97	2/15/2012	—	—
2001	25,527	—	18.32	2/8/2011	—	—
1999	21,104	—	16.60	1/5/2009	—	—

Alan D. Eskow
2006	—	16,500	25.71	11/13/2016	8,000	212,080
2005	3,045	12,180	23.50	11/14/2015	6,300	167,013
2004	5,292	7,938	25.37	11/16/2014	4,962	131,543
2003	8,335	5,557	25.27	11/17/2013	3,010	79,795
2002	11,669	2,918	21.67	11/18/2012	973	25,794
2001	16,714	—	20.70	11/27/2011	—	—
2000	15,955	—	17.55	11/28/2010	—	—
1999	8,377	—	16.08	11/12/2009	—	—
1998	3,750	—	15.47	10/23/2008	—	—

Peter Crocitto
2006	—	16,500	25.71	11/13/2016	8,000	212,080
2005	3,045	12,180	23.50	11/14/2015	6,300	167,013
2004	5,292	7,938	25.37	11/16/2014	4,962	131,543
2003	8,335	5,557	25.27	11/17/2013	3,010	79,795
2002	11,669	2,918	21.67	11/18/2012	973	25,794
2001	16,713	—	20.70	11/27/2011	—	—
2000	17,548	—	17.55	11/28/2010	—	—
1999	16,753	—	15.36	11/23/2009	—	—
1998	17,590	—	15.47	10/23/2008	—	—
1997	21,984	—	15.08	11/18/2007	—	—

*	Market Value as of December 31, 2006

Valley National Bancorp

2007 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - Continued

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)

Robert M. Meyer
2006	—	16,500	25.71	11/13/2016	8,000	212,080
2005	3,045	12,180	23.50	11/14/2015	6,300	167,013
2004	5,292	7,938	25.37	11/16/2014	4,962	131,543
2003	8,335	5,557	25.27	11/17/2013	3,010	79,795
2002	11,669	2,918	21.67	11/18/2012	973	25,794
2001	16,713	—	20.70	11/27/2011	—	—
2000	17,548	—	17.55	11/28/2010	—	—
1999	16,753	—	15.36	11/23/2009	—	—
1998	17,583	—	15.47	10/23/2008	—	—
1997	21,986	—	15.08	11/18/2007	—	—
James G. Lawrence
2006	—	14,500	25.71	11/13/2016	2,500	66,275
2005	3,045	12,180	23.50	11/14/2015	2,100	55,671
2004	5,292	7,938	25.37	11/16/2014	1,654	43,848
2003	8,335	5,556	25.27	11/17/2013	926	24,548
2002	4,862	1,216	21.67	11/18/2012	365	9,676
2001	5,318	—	20.70	11/7/2011	—	—

*	Market value as of December 31, 2006.

Restrictions on restricted stock awards lapse at the rate of 20% per year (except for the years 2001 and 2002 for Mr. Lipkin which lapsed at the rate of 33.3% per year), commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The stock option awards become exercisable at the rate of 20% per year (except for the years 2001 and 2002 for Mr. Lipkin which became exercisable at the rate of 33.3% per year). These awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. The restricted stock awards and stock options accelerate in the event of a change-in-control, as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

Valley National Bancorp

2007 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised and restricted stock that vested by NEOs in 2006 and the value realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired Upon Vesting	Value Realized on Vesting ($) (2)
Gerald H. Lipkin	56,367	591,159	7,831	180,800
Alan D. Eskow	3,286	34,996	6,769	176,164
Peter Crocitto	—	—	6,769	176,164
Robert M. Meyer	—	—	6,769	176,164
James G. Lawrence	—	—	2,208	57,460

(1)	The value realized represents the difference between the market price of underlying securities on the day exercised and the exercise price of the options.

(2)	The value realized on vesting of restricted stock awards represents the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares as of the prior day's close of business.

PENSION BENEFITS

Bank Pension Plan

The Bank maintains a non-contributory, defined benefit pension plan for all eligible employees. The annual retirement benefit under the pension plan is (i) 0.85% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest consecutive 5 year average of the employee’s annual salary (excluding non-equity compensation, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit, currently $220,000 for 2006, received during the last 10 years of employment.

Benefit Equalization Plan

Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan (BEP) which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Bank pension plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (b) the individual’s pension plan benefit. In general, officers of the Bank who are members of the pension plan and who receive annual compensation in excess of the compensation limits under the qualified plan are eligible to participate in the BEP. The Compensation and Human Resources Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the BEP. Effective January 1, 1989, Gerald Lipkin became a participant in the BEP; effective January 1, 1996, Peter Crocitto became a participant in the BEP; effective January 1, 2001, Alan Eskow and Robert Meyer became participants in the BEP. Two other Bank officers presently participate in the BEP.

Valley National Bancorp

2007 Proxy Statement

On August 15, 2006, the Compensation and Human Resources Committee amended the BEP so that compensation shall mean an individual’s annual rate of base salary plus all non-equity compensation payments paid during a given calendar year.

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits.

		Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (Accrued 12/31/2006)	Payments During Last Fiscal Year
Name	Plan Name
Gerald H. Lipkin	VNB Pension Plan	30	$698,247	$—
	VNB Benefit Equalization Plan	30	6,244,615	—

Alan D. Eskow	VNB Pension Plan	15	294,221	—
	VNB Benefit Equalization Plan	15	475,972	—

Peter Crocitto	VNB Pension Plan	25	487,982	—
	VNB Benefit Equalization Plan	25	859,491	—

Robert M. Meyer	VNB Pension Plan	9	157,343	—
	VNB Benefit Equalization Plan	9	265,078	—

James G. Lawrence	VNB Pension Plan	23	714,272	—
	VNB Benefit Equalization Plan	—	—	—

Pursuant to an agreement dated August 15, 2006, a minimum retirement benefit of $600,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay his wife $400,000 per year in the event of Mr. Lipkin’s death. Also, on August 15, 2006, the BEP was amended to include payments made under the Bank’s annual non-equity incentive compensation plan in the definition of compensation pay. (Both of these amendments are deemed to be “parachute payments” under the Internal Revenue Code, as more fully explained below, but only for the period of time ending one year from the date such amendment was executed.) Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

Early Retirement Benefits

A named executive officer’s accrued benefits under the Bank’s Pension Plan and BEP are payable at age 65, the individual's normal retirement age. If an executive terminates employment after both attainment of age 55 and completion of ten years of service, he is eligible for early retirement. Upon early retirement, an executive may elect to receive his accrued benefit unreduced at age 65 or, alternatively, to receive a reduced benefit commencing on the first day of any month following termination of employment and prior to age 65. The amount of reduction is 0.5% for each of the first sixty months and 0.25% for each of the next sixty months that benefits commence prior to the executive's normal retirement date (resulting in a 45% reduction at age 55, the earliest retirement age under the plans). However, there is no reduction for early retirement prior to the normal retirement date if the sum of the executive's age and years of credited service at the benefit commencement date equals or exceeds 80. NEOs who are currently eligible for early retirement are Messrs. Lipkin, Eskow and Lawrence.

The present value of accumulated benefits shown above for Mr. Lipkin are based upon annual annuity amounts from the Pension Plan and BEP of $60,342 and $539,658, respectively, payable as joint and 66-2/3% survivor annuities and assuming immediate commencement of payments due to Mr. Lipkin's attainment of normal retirement age.

Valley National Bancorp

2007 Proxy Statement

The present value of accumulated benefits shown above for Mr. Eskow are based upon annual annuity amounts from the Pension Plan and BEP of $32,695 and $52,892, respectively, payable as single life annuities. Mr. Eskow is currently eligible for early retirement with reduced benefits and, assuming continuation of employment, will be eligible for unreduced benefits on June 1, 2010.

The present value of accumulated benefits shown above for Mr. Lawrence is based upon an annual annuity amount from the Pension Plan of $68,532 payable as a single life annuity and assuming immediate commencement of payments due to Mr. Lawrence's attainment of the earliest retirement age with unreduced benefits. Payments will also commence under the employment agreement described above under “Non-Equity Incentive Awards," for Mr. Lawrence which includes a special retirement benefit of $100,000 per year and $19,600 per year which had been awarded under a directors’ pension plan with a company with whom Valley merged in 2001, each payable for 15 years after he retires.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On August 15, 2006, Valley and the Bank entered into a severance agreement with Gerald Lipkin. Valley and the Bank entered into severance agreements with Peter Crocitto and Robert Meyer as of January 1, 1998; and Alan Eskow as of June 18, 2002. See discussion on severance agreements in the CD&A section of Executive Compensation above.

On August 15, 2006, Valley and the Bank entered into Amended and Restated Change-in-Control Agreements with Messrs. Lipkin, Crocitto, Eskow, Meyer; and on October 18, 2006, with Mr. Lawrence. See discussion on change-in-control in the CD&A section of Executive Compensation above.

On November 14, 2005, Valley and the Bank entered into an Amended and Restated Change-in-Control Agreement with Mr. Crocitto, providing for five years of lost credited service based on Mr. Crocitto’s age because of the provisions of the Bank’s pension plan when he was first employed. The additional credit would only be effective in the event of a change-in-control. Mr. Crocitto would have the maximum years of service in the Plan at normal retirement.

The tables set forth below illustrate the severance amounts and benefits that would be paid to each of the NEOs if he had terminated employment with the Bank on December 29, 2006, the last business day of the most recently completed fiscal year, under each of the following four circumstances: (i) death, retirement, dismissal for cause or voluntary resignation; (ii) dismissal other than for cause absent a change-in-control of Valley; (iii) dismissal without cause or resignation for good reason following a change-in-control of Valley on December 29, 2006; and (iv) dismissal without cause or resignation for good reason following a change-in-control of Valley on August 31, 2007. One of the benefit amounts payable to certain NEOs is the gross-up payment described above. The gross-up payment that will be payable upon a change-in-control occurring on or before August 15, 2007 may be significantly higher than that payable upon a change-in-control occurring after such date because of the impact of the deemed parachutes resulting from the amendments to the BEP discussed above. In order to more accurately illustrate the amount of such gross-up payments that would be payable going forward, the last column of each table indicates the severance amounts and benefits, including the gross-up payment, that would be payable upon termination of employment following a change-in-control on August 31, 2007, which is more than one year following the amendments to the BEP previously discussed.

Valley National Bancorp

2007 Proxy Statement

The following table represents the payments to be made to Mr. Lipkin under various retirement or termination circumstances. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Executive Benefits and Payments Upon Termination	Death, Dismissal for Cause, Retirement or Resignation (on 12/29/2006)	Dismissal without Cause (absent Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 8/31/2007)
Amounts payable in full on indicated date of termination:
Severance - Salary Component	$—	$680,000	$1,950,000	$2,142,000
Severance - Non-equity Incentive	—	575,000	1,875,000	1,770,000
Restricted Stock Awards	—	—	—	—
Stock Options	—	—	—	—
Welfare Benefits Continuation (1)	—	39,489	39,489	39,489
"Parachute Penalty" Tax Gross-up	—	—	2,988,005	—

Sub Total	—	1,294,489	6,852,494	3,951,489

Present value of annuities commencing on indicated date of termination:
Benefit Equalization Plan (2)	6,301,954	6,301,954	6,301,954	6,197,502
Pension Plan (3)	704,658	704,658	704,658	709,457

Total	$7,006,612	$8,301,101	$13,859,106	$10,858,448

NOTES:

(1)	Represents a lump sum payment equal to 125% of total monthly premium payments over a three-year period under COBRA, reduced by whatever monthly premiums the NEO was paying while employed by Valley, for the health, hospitalization, dental and medical insurance benefits that the NEO was receiving when employment terminated.

(2)	Amounts reflected are present value lump sum payments, even though plan documents only permit annuity payments. These pension benefits are therefore, only payable over Mr. Lipkin’s and his spouse’s life expectancy. Upon their death, no further payments are made. The present value of the BEP is payable as a joint and 66 2/3% survivor annuity of $539,658 absent of a change-in-control, $539,658 in the event of a change-in-control at December 29, 2006 and $538,370 in the event of a change-in-control at August 31, 2007.

(3)	The present value of the pension plan is payable as a joint and 66 2/3% survivor annuity of $60,342 at December 29, 2006 and $61,630 at August 31, 2007.

Retirement for Mr. Lipkin would provide payments to him and his wife (under joint and survivor options) over their lives the benefits accrued under Valley’s two pension plans that Mr. Lipkin participates in. Upon their death, no further payments are made.

Under the dismissal column, Mr. Lipkin would receive a lump sum payment equal to one year’s current salary and non-equity compensation. In addition, his pension plan payments would begin to be paid as described above. For the one year payment, Mr. Lipkin, under his severance agreement, could not compete with Valley for a period of one year from the date of his dismissal.

Under Mr. Lipkin’s dismissal without cause or resignation for good reason under his Change-in-Control Agreement, following a change-in-control as of December 29, 2006, he would receive the following:

•	A lump sum severance payment equal to three times the highest annual combined salary and non-equity compensation;

•	The value of the three additional years of service granted under the BEP in accordance with the Change-in-Control Agreement; and

Valley National Bancorp

2007 Proxy Statement

•

Parachute penalty 280G tax gross-up represents an excise tax “gross-up” payment made to Mr. Lipkin to pay the Internal Revenue Service for an excise tax based upon benefits paid to him under his Change-in-Control Agreement which are estimated to be subject to this tax.

Under Mr. Lipkin’s dismissal without cause or resignation for good reason as of August 31, 2007, his benefits would be changed mostly in the parachute penalty 280G tax gross-up line going from $2,988,005 at December 31, 2006 to – 0 – at August 31, 2007. This is due to the amendment to the BEP plan on August 15, 2006, which caused the entire change in the plan to be subject to a 280G gross-up for a one year period and would disappear at the end of one year.

The table that follows represents the payments to be made to Mr. Eskow under various circumstances. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Executive Benefits and Payments Upon Termination	Death, Dismissal for Cause, Retirement or Resignation (on 12/29/2006)	Dismissal without Cause (absent Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 8/31/2007)
Amounts payable in full on indicated date of termination:
Severance - Salary Component	$—	$345,000	$1,035,000	$1,086,750
Severance - Non-equity Incentive	—	150,000	465,000	465,000
Restricted Stock Awards	—	—	616,226	616,226
Stock Options (1)	—	—	79,916	79,916
Welfare Benefits Continuation (2)	—	15,549	19,660	19,660
"Parachute Penalty" Tax Gross-up	—	—	902,416	755,833

Sub Total	—	510,549	3,118,218	3,023,385

Present value of annuities commencing on indicated date of termination:
Benefit Equalization Plan (3)	409,110	409,110	621,014	703,666
Pension Plan (4)	252,890	252,890	252,890	268,598

Total	$662,000	$1,172,549	$3,992,122	$3,995,649

NOTES:

(1)	Reflects the excess of assumed fair value of the stock ($26.51 as of 12/29/2006 and as of 8/31/2007) over exercise price for those options becoming vested on the change-in-control.

(2)	Represents a lump sum payment that Mr. Eskow would receive for health, dental benefits, life insurance and disability plan continuance for three years.

(3)	Amounts reflected are lump sum payments, even though plan documents only permit annuity payments. These pension benefits are therefore, only payable over Mr. Eskow’s and his spouse’s life expectancy. Upon their death, no further payments are made. The present value of the BEP is payable as a life annuity of $34,274 absent of a change-in-control, $45,366 in the event of a change-in-control at December 29, 2006 and $48,337 in the event of a change-in-control at August 31, 2007.

(4)	The present value of the bank pension plan is payable as a life annuity of $21,186 at December 29, 2006 and $22,812 at August 31, 2007.

Retirement for Mr. Eskow would provide payments to him and his wife (under joint and survivor options) over their lives the benefits accrued under Valley’s two pension plans that Mr. Eskow participates in. Upon their death, no further payments are made.

Under the dismissal column, Mr. Eskow would receive a lump sum payment equal to one year’s current salary and a fraction of his most recent annual non-equity incentive award, equal to the fraction of the calendar year elapsed from January 1 to the termination date. In addition, his pension plan payments would begin to be paid as described above. For the one year payment, Mr. Eskow, under his severance agreement, could not compete with Valley for a period of one year from the date of his dismissal.

Valley National Bancorp

2007 Proxy Statement

Under Mr. Eskow’s dismissal without cause or resignation for good reason under his Change-in-Control Agreement, following a change-in-control he would receive the following:

•	A lump sum severance payment equal to three times the highest annual combined salary and non-equity compensation;

•

The assumed fair value of the immediate vesting of nonvested restricted stock using December 31, 2006 market value and the net fair value of nonvested stock options reflecting the excess of the December 31, 2006 market value of Valley stock over the exercise price;

•	The value of the three additional years of service granted under the BEP in accordance with the Change-in-Control Agreement; and

•

Parachute penalty 280G tax gross-up represents an excise tax “gross-up” payment made to Mr. Eskow to pay the Internal Revenue Service for an excise tax based upon benefits paid to him under his Change-in-Control Agreement which are estimated to be subject to this tax.

The table that follows represents the payments to be made to Mr. Crocitto under various circumstances. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Executive Benefits and Payments Upon Termination	Death, Dismissal for Cause, Retirement or Resignation (on 12/29/2006)	Dismissal without Cause (absent Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 8/31/2007)
Amounts payable in full on indicated date of termination:
Severance - Salary Component	$—	$345,000	$1,035,000	$1,086,750
Severance - Non-equity Incentive	—	150,000	465,000	465,000
Restricted Stock Awards	—	—	616,226	616,226
Stock Options (1)	—	—	79,916	79,916
Welfare Benefits Continuation (2)	—	36,621	49,122	49,122
"Parachute Penalty" Tax Gross-up	—	—	1,030,364	946,482

Sub Total	—	531,621	3,275,628	3,243,496

Present value of annuities commencing on indicated date of termination:
Benefit Equalization Plan (3)	—	—	1,311,491	1,386,729
Pension Plan (4)	224,916	224,916	224,916	239,903

Total	$224,916	$756,537	$4,812,035	$4,870,128

NOTES:

(1)	Reflects the excess of assumed fair value of the stock ($26.51 as of 12/29/2006 and as of 8/31/2007) over exercise price for those options becoming vested on the change-in-control.

(2)	Represents a lump sum payment that Mr. Crocitto would receive for health, dental benefits, life insurance and disability plan continuance for three years.

(3)	Amounts reflected are lump sum payments, even though plan documents only permit annuity payments. These pension benefits are therefore, only payable over Mr. Crocitto’s and his spouse’s life expectancy. Upon their death, no further payments are made. The BEP Plan values for 8/31/2007 are estimates, pending verification of contractual provisions regarding eligibility for unreduced pension at age 55. The present value of the BEP is payable as a life annuity of $140,943 in the event of a change-in-control at December 29, 2006 and $143,447 in the event of a change-in-control at August 31, 2007.

(4)	The present value of the pension plan is payable as a life annuity of $53,288 at the normal retirement date and $54,710 at the normal retirement date.

Valley National Bancorp

2007 Proxy Statement

Retirement for Mr. Crocitto would provide payments to him and his wife (under joint and survivor options) over their lives the benefits accrued under Valley’s two pension plans that Mr. Crocitto participates in. Upon their death, no further payments are made.

Under the dismissal column, Mr. Crocitto would receive a lump sum payment equal to one year’s current salary and a fraction of his most recent annual non-equity incentive award, equal to the fraction of the calendar year elapsed from January 1 to the termination date. In addition, his pension plan payments would begin to be paid as described above. For the one year payment, Mr. Crocitto, under his severance agreement, could not compete with Valley for a period of one year from the date of his dismissal. Under Mr. Crocitto’s dismissal without cause or resignation for good reason under his Change-in-Control Agreement, following a change-in-control he would receive the following:

•	A lump sum severance payment equal to three times the highest annual combined salary and non-equity compensation;

•

The assumed fair value of the immediate vesting of nonvested restricted stock using December 31, 2006 market value and the net fair value of nonvested stock options reflecting the excess of the December 31, 2006 market value of Valley stock over the exercise price;

•	The value of the three additional years of service granted under the BEP in accordance with the Change-in-Control Agreement; and

•

Parachute penalty 280G tax gross-up represents an excise tax “gross-up” payment made to Mr. Crocitto to pay the Internal Revenue Service for an excise tax based upon benefits paid to him under his Change-in-Control Agreement which are estimated to be subject to this tax.

The table that follows represents the payments to be made to Mr. Meyer under various circumstances. These payments are considered estimates as of specific dates as these are some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income rates and laws.

Executive Benefits and Payments Upon Termination	Death, Dismissal for Cause, Retirement or Resignation (on 12/29/2006)	Dismissal without Cause (absent Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 8/31/2007)
Amounts payable in full on indicated date of termination:
Severance - Salary Component	$—	$345,000	$1,035,000	$1,086,750
Severance - Non-equity Incentive	—	150,000	465,000	465,000
Restricted Stock Awards	—	—	616,226	616,226
Stock Options (1)	—	—	79,916	79,916
Welfare Benefits Continuation (2)	—	16,510	21,089	21,089
"Parachute Penalty" Tax Gross-up	—	—	—	—

Sub Total	—	511,510	2,217,231	2,268,981

Present value of annuities commencing on indicated date of termination:
Benefit Equalization Plan (3)	282,931	282,931	433,218	470,958
Pension Plan (4)	167,940	167,940	167,940	187,056

Total	$450,871	$962,381	$2,818,389	$2,926,995

NOTES:

(1)	Reflects the excess of assumed fair value of the stock ($26.51 as of 12/29/2006 and as of 8/31/2007) over exercise price for those options becoming vested on the change-in-control.

(2)	Represents a lump sum payment that Mr. Meyer would receive for health, dental benefits, life insurance and disability plan continuance for three years.

(3)	Amounts reflected are lump sum payments, even though plan documents only permit annuity payments. These pension benefits are therefore, only payable over Mr. Meyer’s and his spouse’s life expectancy. Upon their death, no further payments are made. The BEP Plan values for 8/31/2007 are estimates, pending verification of contractual provisions regarding eligibility for unreduced pension at age 55. The present value of the BEP is payable as a life annuity of $25,097 absent of a change-in-control, $38,428 in the event of a change-in-control at December 29, 2006 and $42,422 in the event of a change-in-control at August 31, 2007.

Valley National Bancorp

2007 Proxy Statement

(4)	The present value of the bank pension plan is payable as a life annuity of $14,897 at December 29, 2006 and $16,849 at August 31, 2007.

Retirement for Mr. Meyer would provide payments to him and his wife (under joint and survivor options) over their lives the benefits accrued under Valley’s two pension plans that Mr. Meyer participates in. Upon their death, no further payments are made.

Under the dismissal column, Mr. Meyer would receive a lump sum payment equal to one year’s current salary and a fraction of his most recent annual non-equity incentive award, equal to the fraction of the calendar year elapsed from January 1 to the termination date. In addition, his pension plan payments would begin to be paid as described above. For the one year payment, Mr. Meyer, under his severance agreement, could not compete with Valley for a period of one year from the date of his dismissal.

Under Mr. Meyer’s dismissal without cause or resignation for good reason under his Change-in-Control Agreement, following a change-in-control he would receive the following:

•	A lump sum severance payment equal to three times the highest annual combined salary and non-equity compensation;

•

The assumed fair value of the immediate vesting of nonvested restricted stock using December 31, 2006 market value and the net fair value of nonvested stock options reflecting the excess of the December 31, 2006 market value of Valley stock over the exercise price; and

•	The value of the three additional years of service granted under the BEP in accordance with the Change-in-Control Agreement;

The table that follows represents the payments to be made to Mr. Lawrence under various circumstances. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income rates and laws.

Executive Benefits and Payments Upon Termination	Death, Dismissal for Cause, Retirement or Resignation (on 12/29/2006)	Dismissal without Cause (absent Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 12/29/2006)	Dismissal without Cause or Resignation for Good Reason (following Change in Control on 8/31/2007)
Amounts payable in full on indicated date of termination:
Severance - Salary Component	$—	$477,038	$1,226,670	$1,226,670
Severance - Non-equity Incentive/Bonus	—	176,296	—	—
Restricted Stock	—	—	200,019	200,019
Stock Options (1)	—	—	70,106	70,106
Welfare Benefits Continuation (2)	—	37,321	18,482	7,581
"Parachute Penalty" Tax Gross-up	—	—	—	—

Sub Total	—	690,655	1,515,277	1,504,376

Present value of annuities commencing on indicated date of termination:
Benefit Equalization Plan (3)	—	—	—	—
Other non-qualified Pension (4)	1,009,181	1,009,181	1,009,181	1,009,181
Pension Plan (5)	720,333	720,333	720,333	723,398

Total	$1,729,514	$2,420,169	$3,244,791	$3,236,955

NOTES:

(1)	Reflects the excess of assumed fair value of the stock ($26.51 as of 12/29/2006 and as of 8/31/2007) over exercise price for those options becoming vested on the change-in-control.

Valley National Bancorp

2007 Proxy Statement

(2)	Represents a lump sum payment that Mr. Lawrence would receive for health, dental benefits, life insurance and disability plan continuance for three years.

(3)	Not a participant in the Benefit Equalization Plan.

(4)	Participant of a non-qualified pension plan pursuant to an existing contract acquired by Valley through a merger in 2001.

(5)	The present value of the bank pension plan is payable as a life annuity of $68,532 at December 29, 2006 and $70,008 at August 31, 2007.

Under the dismissal without cause (absent change-in control) column, Mr. Lawrence would receive his current salary, his 12.5% bonus and his non-equity compensation until the end of his employment agreement. In return for the payment under his employment agreement, Mr. Lawrence, could not compete with Valley for a period of two years from the date of his dismissal. In addition, his pension plan payments would begin to be paid as described above.

Under Mr. Lawrence’s dismissal without cause or resignation for good reason under his Change-in-Control Agreement, following a change-in-control he would receive the following:

•	A lump sum severance payment equal to three times the highest annual combined salary; and

•

The assumed fair value of the immediate vesting of nonvested restricted stock using December 31, 2006 market value and the net fair value of nonvested stock options reflecting the excess of the December 31, 2006 market value of Valley stock over the exercise price.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee (“Committee”) of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that is required by Securities and Exchange Commission Rules to be included in this Proxy Statement.

Based on that review and those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Robert E. McEntee, Chairman	Gerald Korde, Vice Chairman
Andrew B. Abramson	Eric P. Edelstein
H. Dale Hemmerdinger	Michael I. LaRusso
Robinson Markel	Barnett Rukin

Valley National Bancorp

2007 Proxy Statement

REPORT OF THE AUDIT AND RISK COMMITTEE

March 6, 2007

To the Board of Directors of Valley National Bancorp:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

The following is the report of the Audit and Risk Committee with respect to the audited financial statements for fiscal 2006. With respect to fiscal 2006, the Audit and Risk Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit and Risk Committees, as amended;

•

received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP their independence from management and Valley;

•	approved the audit and non-audit services provided during fiscal 2006 by Ernst & Young LLP.

Based on the foregoing review and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Valley’s Annual Report on Form 10-K for fiscal 2006. The Audit and Risk Committee also evaluated and reaffirmed the appointment of Ernst & Young LLP as Valley’s independent registered public accounting firm for fiscal 2007.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2006 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Ernst & Young LLP is also required by Section 404 to prepare and include as part of the Company’s 2006 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment. During the course of 2006, management regularly discussed the internal control review and assessment process with the Audit and Risk Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit and Risk Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit and Risk Committee also discussed this process with Ernst & Young LLP. Management’s assessment report and the auditor’s attestation report are included as part of the 2006 Annual Report on Form 10-K.

Andrew B. Abramson, Committee Chairman

Eric P. Edelstein, Vice Chairman

Walter H. Jones, III

Gerald Korde

Michael L. LaRusso

Robert E. McEntee

Valley National Bancorp

2007 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

Except for Robinson Markel, all members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank. The members of the Committee are Messrs. Robert McEntee (Chairman), Andrew Abramson, Eric P. Edelstein, H. Dale Hemmerdinger, Gerald Korde (Vice Chairman), Michael LaRusso, Robinson Markel and Barnett Rukin. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of Valley’s Compensation and Human Resources Committee.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2006, Valley and its customers paid $195,549 (this amount was less than 5% of such firm’s gross revenues for 2006) for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of Valley. During 2006, the Bank paid for legal services to a law firm whose member is Robinson Markel, a director and shareholder of Valley; and also to a law firm whose shareholder is Richard S. Miller, a director and shareholder of Valley. During 2006, Valley paid MG Advisors, Inc. consulting fees pursuant to a long-standing consulting agreement. MG Advisor’s chairman is Mary J. Steele Guilfoile, a director and shareholder of Valley. Also, in 2006, Valley paid to a firm 5th Ave. & 46th St. Associates, of which Mr. H. Dale Hemmerdinger is a 34.36% partner.

Prior to 2003, the Bank purchased $150 million of bank-owned life insurance from a nationally known insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The son-in-law of Gerald Lipkin, Chairman, President and CEO, a director and a shareholder of Valley, is a licensed insurance broker who introduced Valley to the program offered by this insurance company. In 2006, Mr. Lipkin’s son-in-law earned insurance commissions (and will receive future commissions during the remainder of the term of the policy) pursuant to an arrangement he entered into with the insurance broker associated with the insurance company for a portion of the broker’s commission.

Policy and Procedures on Related Person Transaction

The Company’s related person transaction practices and policies between Valley or any of its subsidiaries and an executive officer, director or an immediate family member are currently governed by Valley’s Code of Conduct (“Code of Conduct”). The Code of Conduct is available on Valley’s website @valleynationalbank.com. Executive officers and directors are required to bring to the attention of the CEO any direct or indirect financial transaction which is deemed a related party transaction for discussion, evaluation and approval. In the ordinary course of business directors (or a business in which the director is a partner, director, shareholder or executive officer) may provide services to Valley or to customers of the Bank. The CEO then brings the matter to the attention of either the full Board of Directors or either the Audit and Risk Committee, Nominating and Corporate Governance Committee or the Compensation and Human Resources Committee for approval. Prior approval by the Board is required as well as competitive pricing and compliance with all banking and other regulations. The Corporate Governance Committee will also be apprised of any related party transactions and use that information to determine director independence. Valley intends to adopt a separate related person transaction policy during the first quarter of 2007.

Valley National Bancorp

2007 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Valley’s directors and executive officers to file reports relating to their ownership and changes in ownership of Valley common stock with the SEC and NYSE by certain deadlines. Based on information provided by Valley’s directors and executive officers and a review of such reports, Valley believes that all required reports were filed on a timely basis during 2006, other than a late Form 4 filed by Pamela R. Bronander.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in Valley’s notice of shareholders’ meeting in order for the proposal to be properly considered at a meeting of Valley.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Valley’s year 2008 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 1, 2007.

If Valley changes its 2008 annual meeting date to a date more than 30 days from the date of its 2007 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2007 annual meeting in a manner that alters the deadline, Valley will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or Internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors

Gerald H. Lipkin
Chairman, President and Chief Executive Officer

Wayne, New Jersey

March 6, 2007

A copy of Valley’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Dianne M. Grenz, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Valley’s Annual Report on Form 10-K (without exhibits) is also available on Valley’s website at www.valleynationalbank.com.

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 11, 2007

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WALTER H. JONES, III, ROBERT E. McENTEE and ANDREW B. ABRAMSON and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Crowne Plaza Fairfield, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 11, 2007 at 2:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of all the proposals.

Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side.)

PROXY VOTING INSTRUCTIONS

Mail Date, sign and mail your proxy card in the envelope provided as soon as possible.

Telephone Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

ACCOUNT NUMBER

Internet

Access “www.voteproxy.com” and follow the
on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

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Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF 14 DIRECTORS NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

☐  Andrew B. Abramson,

☐  Pamela R. Bronander,

☐  Eric P. Edelstein,

☐  Mary J. Steele Guilfoile,

☐  H. Dale Hemmerdinger,

☐  Graham O. Jones,

☐  Walter H. Jones, III,

☐  Gerald Korde,

☐  Michael L. LaRusso,

☐  Gerald H. Lipkin,

☐  Robinson Markel,

☐  Robert E. McEntee,

☐  Richard S. Miller,

☐  Barnett Rukin

			2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS VALLEY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method:

☐

PLEASE SIGN, DATE AND RETURN PROMPTLY

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.